Exhibit 10.3

Execution Version

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of April 13, 2026 (this “Agreement”), among Xcel Brands, Inc., a Delaware corporation (the “Company”), and JR Licensing, LLC, a Delaware limited liability company, H Licensing, LLC, a Delaware limited liability company, H Halston IP, LLC, a Delaware limited liability company, C Wonder Licensing, LLC, a Delaware limited liability company, Xcel Design Group, LLC, a Delaware limited liability company, Halston Holding Company, LLC, a Delaware limited liability company, and Xcel IP Holdings, LLC, a Delaware limited liability company (collectively the “Guarantors” and, together with the Company, collectively, the “Debtors” and each individually a “Debtor”), the Purchasers (as defined below) party hereto (individually referred to as, the “Secured Party” and collectively referred to as, the “Secured Parties”), and Smithline Family Trust II, a New York trust, as collateral agent for the Secured Parties (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”; capitalized terms used and not defined in this Agreement shall have the meanings assigned to such terms in the Purchase Agreement), among the Company and the purchasers party thereto (the “Purchasers”), the Purchasers agreed to purchase the Notes from the Company;

WHEREAS, pursuant to the Subsidiary Guarantee the Subsidiary Guarantors agreed to guarantee the Notes and any other obligations of the Company under the Transaction Documents; and

WHEREAS, in order to induce the Purchasers to purchase the Notes from the Company, each Debtor has agreed to execute and deliver to the Collateral Agent this Agreement and to grant to the Collateral Agent a security interest in all of the property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Debtors’ obligations under the Notes and the other Transaction Documents.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the following personal property of each Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of thereof and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)	All goods, including, without limitations, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with such Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)All contract rights and other general intangibles, including, without limitation, all partnership interests, limited liability company interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by such Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, Intellectual Property, and income tax refunds;

(iii)All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)All documents, letter-of-credit rights, instruments and chattel paper;

(v)All commercial tort claims or other litigation claims of such Debtor of any type, including against parties covered by directors’ and officers’ insurance of such Debtor;

(vi)All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)All investment property other than the ownership and/or other equity interests of any Subsidiary that is not a Guarantor;

(viii)All supporting obligations;

(ix)All files, records, books of account, business papers, and computer programs;

(x)All accounts receivable; and

(xi)the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(x) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles with respect to the ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests (including limited liability company interests) listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests (including limited liability company interests) of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests (including limited liability company interests) that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or a related agreement or the assignment of which is otherwise prohibited by applicable law or a related agreement (in each case to the extent that such applicable law or the provision in such agreement is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)“Intellectual Property” means all intellectual and similar property and proprietary rights of every kind and nature, whether now existing or hereafter arising, whether registered or unregistered, and whether arising under the laws of the United States or any other jurisdiction throughout the world, including, without limitation: (i) all patents and patent applications, together with all continuations, continuations-in-part, divisionals, reissues, reexaminations and extensions thereof; (ii) all trademarks, service marks, trade names, trade dress, logos, slogans, domain names, social media identifiers and other source identifiers, together with the goodwill associated with any of the foregoing; (iii) all copyrights (whether registered or unregistered), works of authorship, software, databases and content; (iv) all trade secrets, know-how, confidential information, inventions, processes, designs and methodologies; (v) all applications, registrations and recordings relating to any of the foregoing in any jurisdiction; (vi) all licenses, sublicenses and other agreements relating to any of the foregoing, whether as licensor or licensee; (vii) all rights and interests of any Debtor in or under any agreements or arrangements pursuant to which such Debtor uses, accesses or exploits any Intellectual Property or confidential information in the conduct of its business; (viii) all Intellectual Property used or held for use in, or necessary for, the conduct of the business of any Debtor, whether owned, licensed or otherwise available to such Debtor; (ix) all rights to income, royalties, payments, damages and other proceeds arising from or relating to any of the foregoing; (x) all rights to sue for past, present and future infringement, misappropriation or other violations of any of the foregoing; (xi) all renewals, extensions, modifications, improvements and derivative works of any of the foregoing; and (xii) all other rights and interests of any Debtor relating to or associated with any of the foregoing.

(c)“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Collateral Agent may reasonably request.

(d)“Obligations” means all of the Debtors’ obligations under this Agreement and the other Transaction Documents, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement and the other Transaction Documents; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(e)“Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members’ agreement).

(f)“UCC” means the Uniform Commercial Code of the State of Delaware or other applicable jurisdiction.

2.Grant of Perfected Security Interest. As an inducement for the Secured Parties to extend the loan as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably grants and collaterally assigns to the Collateral Agent, a continuing security interest in and to, a lien upon all of such Debtor’s right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).

3.Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Collateral Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to the Collateral Agent, or have previously delivered to the Collateral Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4.Representations, Warranties, Covenants and Agreements of the Debtors. Each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a)Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)Except as set forth on Schedule B attached hereto, each Debtor is the sole owner of the Collateral in which it is granting to the Collateral Agent a Security Interest, free and clear of any liens, security interests, encumbrances, rights or claims (other than the Permitted Liens), and such Debtor is authorized to grant the Security Interest. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than with respect to the Permitted Liens) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, such Debtor shall not without the prior written consent of the Collateral Agent, such consent not to be unreasonably, withheld, delayed or denied, execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Collateral Agent pursuant to the terms of this Agreement or in connection with Permitted Liens).

(d)No written claim has been received by any Debtor that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision with respect to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its books and records at the locations set forth on Schedule A attached hereto and may not relocate such books and records unless it delivers to the Collateral Agent at least 30 days prior to such relocation written notice of such relocation and the new location thereof (which must be within the United States) in order to provide the Collateral Agent an opportunity to file and record at such Debtor’s expense appropriate financing statements under the UCC and other necessary documents to perfect the Security Interest in the Collateral.

(f)This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, the Security Interest in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected and shall be a first priority security interest in the Collateral (subject to the Permitted Liens). Except for the filing of (i) the Uniform Commercial Code financing statements referred to in the immediately following paragraph, (ii) the entry into Account Control Agreements with respect to deposit accounts, and (iii) the filing or recordation of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office with respect to Intellectual Property, no action is necessary to perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements and the entry into such Account Control Agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Collateral Agent hereunder, except to the extent such consent may be required under license agreements or other agreements relating to Intellectual Property.

(g)Each Debtor hereby authorizes the Collateral Agent to file a financing statement with the Secretary of State or other applicable filing office of the jurisdiction in which such Debtor is organized or formed and to file the Intellectual Property filings set forth above with the U.S.

Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to each Debtor’s Intellectual Property

(h)The execution, delivery and performance of this Agreement by each Debtor does not (i) violate any of the provisions of any Organizational Documents of such Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to such Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing such Debtor’s debt or otherwise) or other understanding to which such Debtor is a party or by which any property or asset of such Debtor is bound or affected. No consent (including, without limitation, from stockholders or creditors of such Debtor) is required for such Debtor to enter into and perform its obligations hereunder, other than such consents that have been obtained.

(i)The capital stock and other equity interests or member interests listed on Schedule H hereto (the “Pledged Interests”) represent all of the capital stock and other equity or limited liability company interests of the Subsidiary Guarantors, and represents all capital stock and other equity interests owned, directly or indirectly, by the Company and the Subsidiary Guarantors. All of the Pledged Securities are validly issued, fully paid and, to the extent applicable, nonassessable, and the Company and its Subsidiaries, as the case may be, are the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance, except for the Permitted Liens and the security interests created by this Agreement.

(j)The Pledged Interests in limited liability companies included in the Collateral by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)Each Debtor shall at all times maintain the Security Interest provided for hereunder as valid and perfected first priority lien and security interest (subject to Permitted Liens) in the Collateral in favor of the Collateral Agent until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 11 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect its Collateral for the benefit of the Collateral Agent. At the reasonable request of the Collateral Agent, each Debtor will sign and deliver to the Collateral Agent at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Collateral Agent and appropriate filings in respect of the Debtors’ Intellectual Property and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Collateral Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and each Debtor shall obtain and furnish to the Collateral Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder, subject to Permitted Liens .

(l)Except in connection with Permitted Liens, no Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Collateral Agent not to be unreasonably, withheld, delayed or denied. Notwithstanding the foregoing, the Company shall be not be required to obtain the prior written consent of the Collateral Agent to sell Judith Ripka (as defined in the Note) in accordance with the terms (including, without limitation, cash consideration) of the of the Letter of Intent, dated March

13, 2026, between the Company and Fusion Creations Inc. so long as the Holder of the Notes shall have received payments aggregating not less than $300,000 from Fusion Creations Inc.

(m)Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n)Schedule I lists all insurance of any nature maintained as of the Closing Date for current occurrences by the Debtors, as well as a summary of the terms of such insurance. Each Debtor shall deliver to the Collateral Agent certified copies and endorsements to all of its (a) “All Risk” and business interruption insurance policies naming the Collateral Agent as loss payee, and (b) general liability and other liability policies naming the Collateral Agent as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to the Collateral Agent, showing lender loss payable to the Collateral Agent (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to the Collateral Agent, will provide that the insurance companies will give the Collateral Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Debtor or any other Person shall affect the right of the Collateral Agent to recover under such policy or policies of insurance in case of loss or damage.

(o)Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Collateral Agent promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Security Interest.

(p)Each Debtor shall promptly execute and deliver to the Collateral Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time reasonably request to perfect, protect or enforce the Security Interest, including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Collateral Agent has been granted a security interest hereunder, substantially in a form reasonably acceptable to the Collateral Agent and the Debtor, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)At all times following the occurrence of an Event of Default and up to one time during each calendar year, absent the occurrence of an Event of Default, at a time during normal business hours mutually agreeable to the Collateral Agent and a Debtor, the Collateral Agent shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of such Debtor’s properties, (b) inspect, examine and copy (or take originals if necessary) and make extracts from such Debtor’s books and records, and (c) discuss with such Debtor’s principal officers, and independent accountants, such Debtor’s business, assets, liabilities, financial condition, results of operations and business prospect. In that regard, in order to cover the Collateral Agent’s expenses of such visits, inspections, reviews, evaluations, verifications, appraisals and examinations, such Debtor shall pay to the Collateral Agent, within 5 Business Days after receipt of an invoice therefor from the Collateral Agent, a fee of up to $5,000 minus the amount of any similar fee paid to the Collateral Agent pursuant to Section 4.11 of the Purchase Agreement, provided that after the occurrence of an Event of Default the amount of such fee shall not be limited.

(r)Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)Each Debtor shall promptly notify the Collateral Agent in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Collateral Agent hereunder.

(t)All information heretofore, herein or hereafter supplied to the Collateral Agent by or on behalf of any Debtor with respect to the Collateral is true and correct in all material respects as of the date furnished.

(u)The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v)No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Collateral Agent of such change and, at the time of such written notification, so as to provide the Collateral Agent with an opportunity to file and record any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(w)[Intentionally Omitted].

(x)No Debtor may relocate its chief executive office to a new location without providing 30 days’ prior written notification thereof to the Collateral Agent and so long as, at the time of such written notification, so as to provide the Collateral Agent with an opportunity to file and record at such Debtor’s expense any financing statements necessary to perfect and continue perfected the perfected Security Interest granted and evidenced by this Agreement.

(y)Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in the first paragraph of this Agreement. Schedule D attached hereto sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)(i) The actual name of each Debtor is the name set forth in the preamble above; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa)At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the Collateral Agent to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Collateral Agent.

(bb)Each Debtor, in its capacity as issuer of Pledged Interests, hereby agrees to comply in all material respects with any and all orders and instructions of the Collateral Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity, other than in connection with Permitted Liens.

(cc)Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Collateral Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd)If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause an Account Control Agreement, in form and substance reasonably satisfactory to the Collateral Agent, to be entered into and delivered to the Collateral Agent.

(ee)To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Collateral Agent.

(ff)To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Collateral Agent in notifying such third party of the Security Interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance satisfactory to the Collateral Agent.

(gg)If any Debtor shall at any time hold or acquire a commercial tort or other claim, such Debtor shall promptly notify the Collateral Agent in a writing signed by such Debtor of the particulars thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

(hh)Each Debtor shall promptly provide written notice to the Collateral Agent of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interest in such accounts and proceeds thereof, shall execute and deliver to the Collateral Agent an assignment of claims for such accounts and cooperate with the Collateral Agent in taking any other steps required, in their reasonable judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interest in such accounts and proceeds thereof.

(ii) Each Debtor shall cause each subsidiary of such Debtor acquired after the date hereof to become a party hereto (an “Additional Debtor”) not later than ten (10) Business Days after the date of such acquisition, by executing and delivering to the Collateral Agent an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply in all material respects with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Collateral Agent may reasonably request. Upon delivery of the foregoing to the Collateral Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj)Each Debtor shall vote the Pledged Securities to comply in all material respects with the covenants and agreements set forth herein and in the Notes.

(kk)Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Collateral Agent on the books of such issuer. Further, except with respect to certificated securities delivered to the Collateral Agent, the applicable Debtor shall deliver to the Collateral Agent an acknowledgement of pledge (which, where appropriate, shall comply in all material respects with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Security, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by the Collateral Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Security into the name of any designee of the Collateral Agent, will take such steps as may be necessary to effect the transfer, and will comply in all material respects with all other reasonable instructions of the Collateral Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll)Intentionally Omitted.

(mm)Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Collateral Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn) Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and protect the Security Interest granted or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo)Schedule F attached hereto lists all of the material patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and

Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp)Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5.Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Collateral Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.Defaults. The following events shall be “Events of Default”:

(a)The occurrence and continuance of an Event of Default (as defined in the Notes) under the Notes;

(b)Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c)The failure by any Debtor to observe or perform any of its obligations hereunder for 20 days after delivery to such Debtor of notice of such failure by the Collateral Agent unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d)If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7.Duty To Hold In Trust.

(a)Upon the occurrence and continuance of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to the Notes or any other Transaction Document, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent.

(b)If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor’s or any of its direct subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Collateral Agent; and (iii) to deliver any and all certificates or instruments evidencing the same to the Collateral Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by the Collateral Agent subject to the terms of this Agreement as Collateral.

8.Rights and Remedies Upon Default.

(a)Upon the occurrence and continuance of any Event of Default and at any time thereafter, the Collateral Agent, acting through any agent appointed by it for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Collateral Agent shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Collateral Agent shall have the following rights and powers:

(i)The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Collateral Agent, all of such Debtor’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)Upon notice to the Debtors by the Collateral Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Collateral Agent shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option oft, to exercise in such the Collateral Agent’ discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owners thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor’s direct subsidiaries.

(iii)The Collateral Agent shall have the right to assign, sell, or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, assignment or other disposition of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Debtors reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Debtors at least ten (10) days before the time of the intended sale or disposition.

(iv)The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent and to enforce the Debtors’ rights against such account debtors and obligors.

(v)The Collateral Agent may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Collateral Agent or its designee.

(vi)The Collateral Agent may (but are not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Collateral Agent or any designee or any purchaser of any Collateral.

(b)The Collateral Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Parties sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following and during the continuance of an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that any use of trademarks by the Collateral Agent shall be in a manner consistent with maintaining the validity and enforceability of such trademarks.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Collateral Agent shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Collateral Agent is legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Collateral Agent arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Collateral Agent as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that the Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with the Collateral Agent’ reasonable requests in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if reasonably requested by the Collateral Agent) applicable to the sale of the Pledged Securities by the Collateral Agent.

11. Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Collateral Agent. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Collateral Agent might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Debtors will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Collateral Agent under the Notes and the other Transaction Documents. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

12. Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating to any of the Collateral, nor shall the any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to any Secured Party may be entitled at any time or times.

13.Security Interest Absolute. All rights of the Collateral Agent and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Collateral Agent to obtain, adjust, settle and cancel in its reasonable discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Collateral Agent shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Collateral Agent hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Collateral Agent, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Collateral Agent to proceed against any other person or entity or to apply any Collateral which the Collateral Agent may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement. The Debtors may participate at their expense in the defense of any such claim.

15.Power of Attorney; Further Assurances.

(a)Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its respective officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the various Collateral Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Notes and the other Transaction Documents all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Collateral Agent is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)Each Debtor hereby irrevocably appoints the Collateral Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its reasonable discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Collateral Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16.Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

17.Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in its reasonable discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Collateral Agent’s rights and remedies hereunder.

18.Appointment of Agent. The Secured Parties hereby appoint Smithline Family Trust II to act as the Collateral Agent for purposes of exercising any and all rights and remedies hereunder for the benefit of the Secured Parties. Such appointment shall continue until revoked in writing by Majority

Purchasers, at which time a Majority Purchasers shall appoint a new Collateral Agent. The Collateral Agent shall have the rights, responsibilities and immunities set forth below.

a)

Appointment. The Secured Parties, by their acceptance of the benefits of the Agreement, hereby designate Smithline Family Trust II (“SFT II”) as the Collateral Agent to act as specified in this Agreement and the other Transaction Documents. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of this Agreement and any other Transaction Document and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

b)

Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under this Agreement or any other Transaction Documents or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein and therein.

c)

Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Debtors in connection with such Secured Party’s loan to the Company, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Debtors, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other

Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under this Agreement, the Notes or any of the other Transaction Documents.

d)

Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with this Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority Purchasers; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of this Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

e)

Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to this Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

f)

Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under this Agreement or any other Transaction Document, or in any way relating to or arising out of this Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the

Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

g)	Resignation by the Collateral Agent.

i.

The Collateral Agent may resign from the performance of all its functions and duties under this Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in this Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

ii.	Upon any such notice of resignation, the Secured Parties, acting by a Majority Purchasers, shall appoint a successor Collateral Agent hereunder.

b.

If a successor Collateral Agent shall not have been so appointed within said 30-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 30-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

h)

Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

19.Miscellaneous.

(a)No course of dealing between the Debtors and the Collateral Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)All of the rights and remedies of the Collateral Agent with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the Debtors, the Collateral Agent and the Majority Purchasers.

(d)In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e)No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. The parties agree that there is a substantial relationship between the State of Delaware and this transaction, as the Company and the Subsidiary Guarantors are organized under the laws of Delaware. The parties further agree that the application of Delaware law is a material inducement for the Purchasers to enter into this Agreement. To the fullest extent permitted by law, the Company and each Subsidiary Guarantor hereby waive any defense to the enforcement of the Transaction

Documents based upon the public policy of any other jurisdiction, including but not limited to the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such state and federal courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party acknowledges that its New York presence or residence shall not be a basis for asserting that a Delaware court is an improper or inconvenient venue. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i)This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k)Each Debtor shall indemnify, reimburse and hold harmless the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents

(collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from fraud, the gross negligence, or illegal or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, the Purchase Agreement or any other Transaction Document.

(l)Nothing in this Agreement shall be construed to subject any Secured Parties to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor any Secured Parties be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Parties exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

Xcel Brands, Inc.

By:	/s/ Robert D’Loren
Name:	Robert D’Loren
Title:	Chief Executive Officer

JR Licensing, LLC
H Licensing, LLC
H Halston IP, LLC
C Wonder Licensing, LLC
Xcel Design Group, LLC
Halston Holding Company, LLC
Xcel IP Holdings, LLC

By:	/s/ James F. Haran
Name:	James F. Haran
Title:	Chief Financial Officer

[SIGNATURE PAGE OF SECURED PARTY AND COLLATERAL AGENT]

Name of Secured Party: Smithline Family Trust II

Signature of Authorized Signatory of Investing entity: /s/ William Smithline

Name of Authorized Signatory: William Smithline

Title of Authorized Signatory: Trustee